UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2003

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

355 South 520 West
Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 8, 2003, The SCO Group, Inc. (“SCO”) entered into a letter agreement with BayStar Capital Partners, II, L.P. and Royal Bank of Canada, the investors that participated in SCO’s $50,000,000 private placement of shares of Series A Convertible Preferred Stock completed in October 2003, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3.  This letter agreement was also acknowledged by Boies, Schiller & Flexner LLP, one of the law firms representing SCO in its efforts to enforce its intellectual property rights.

The letter agreement provides that SCO will not complete a transaction or take any action that could result in a claim for a contingency payment by the law firms, other than contingency payments for licenses not entered into as part of any settlement of litigation or sale of SCO, without first obtaining the consent of the private placement investors holding at least two thirds of the shares of SCO’s outstanding Series A Convertible Preferred Stock.  SCO’s obligation to obtain the consent of the investors will terminate automatically if and when the aggregate number of shares of SCO’s common stock issuable upon conversion of all outstanding shares of Series A Convertible Preferred Stock held by the Investors fails to equal or exceed five percent of SCO’s outstanding shares of common stock as of December 8, 2003.

SCO’s engagement arrangement with its law firms is governed by the Engagement Agreement dated February 26, 2003 among SCO, Boies Schiller & Flexner LLP, Angelo, Barry & Boldt, P.A. and Berger Singerman, as amended, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.  The engagement agreement has been modified as set forth in the letter dated November 17, 2003 from Darl C. McBride, President and Chief Executive Officer of SCO, to David Boies of Boies, Schiller & Flexner LLP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

SCO’s agreement with the law firms provides that the law firms will receive a contingency fee of 20 percent of the proceeds from specified events related to the protection of SCO’s intellectual property rights.  These events include settlements, judgments, licensing fees, subject to certain exceptions, or a sale of our company during the pendancy of litigation or through settlement, subject to agreed upon credits for amounts received as discounted hourly fees and unused retainer fees and may include issuances of SCO equity securities.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Engagement Agreement dated February 26, 2003 among SCO, Boies Schiller & Flexner LLP, Angelo, Barry & Boldt, P.A. and Berger Singerman

99.2	Letter Amending Engagement Agreement dated November 17, 2003 from Darl C. McBride, President and Chief Executive Officer of SCO, to David Boies of Boies, Schiller & Flexner LLP

99.3	Letter Agreement dated December 8, 2003 among SCO, BayStar Capital II, L.P., Royal Bank of Canada and acknowledged by Boies, Schiller & Flexner LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2003
	By:	/s/ Robert K. Bench
Chief Financial Officer
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Engagement Agreement dated February 26, 2003 among SCO, Boies Schiller & Flexner LLP, Angelo, Barry & Boldt, P.A. and Berger Singerman

99.2	Letter Amending Engagement Agreement Dated November 17, 2003 from Darl C. McBride, President and Chief Executive Officer of SCO, to David Boies of Boies, Schiller & Flexner LLP

99.3	Letter Agreement dated December 8, 2003 among SCO, BayStar Capital II, L.P., Royal Bank of Canada and Boies, Schiller & Flexner LLP